TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into this 29th day of September, 2008, by and between EDWARD A. CESPEDES (“Executive”) and theglobe.com, inc., a Delaware corporation (the “Company”). Each party to this Agreement is hereinafter referred to as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement, dated August 1, 2003 (the “Employment Agreement”);

WHEREAS, contemporaneous with this Agreement the Company has closed on that Purchase Agreement dated June 10, 2008, by and among the Company, Tralliance Corporation and The Registry Management Company, LLC (the “Purchase Agreement”), pursuant to which substantially all of the assets of the Company were sold; and

WHEREAS, the Parties desire to mutually agree to the termination of the Employment Agreement on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and the conditions hereinafter set forth, the Parties agree as follows:

1.
Termination. Effective as of the date hereof, the Employment Agreement is hereby terminated by mutual agreement of the parties. Except as provided in this Agreement, the Company’s sole remaining obligation to the Executive under the Employment Agreement shall be to reimburse Executive pursuant to Section 5 of the Employment Agreement for reasonable expenses incurred, but not paid prior to the date hereof.

2.	Indemnification. Notwithstanding the termination of the Employment Agreement, the Company’s obligations under Section 10 of the Employment Agreement shall survive such termination.

3.
Further Assurances. The parties agree to fully cooperate in good faith with one another, including, but not limited to, taking all further actions reasonably requested by the other party to fully effect the intent and purpose of this Agreement.

4.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which shall constitute the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Agreement on the date first above written.

EXECUTIVE

/s/Edward A. Cespedes
EDWARD A. CESPEDES

COMPANY:

theglobe.com, inc.

By:	/s/Edward A. Cespedes
Name:	Edward A. Cespedes
Title:	President